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                         THIS WARRANT IS SUBJECT TO THE
              RESTRICTIONS ON TRANSFER SET FORTH ON PAGE 5 HEREOF.

                                                                     Exhibit 4.2

                         HYPERTENSION DIAGNOSTICS, INC.

                          COMMON STOCK PURCHASE WARRANT

         HYPERTENSION DIAGNOSTICS, INC., a Minnesota corporation (the "COMPANY"), hereby agrees that, for value received, ____________ is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after July 9, 2001, and before 5:00 P.M., Minneapolis, Minnesota time, on July 8, 2004, __________ (_________) shares of the common stock of the Company (the "COMMON STOCK") at the exercise prices described in
Section 1 hereof, subject to adjustment as provided herein (the "WARRANT
SHARES").

1.       EXERCISE OF WARRANT.

          (a) The purchase rights granted by this Warrant shall be exercised (in minimum quantities of 100 shares) by the holder surrendering this Warrant with the form of exercise attached hereto duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by cashier's check payable to the order of the Company, of the purchase price payable in respect of the Common Stock being purchased. The purchase price payable in respect of the Common Stock to be received upon exercise shall be $______ per share of Common Stock issuable upon exercise. If less than all of the Common Stock purchasable hereunder is purchased, the Company will, upon such exercise, execute and deliver to the holder hereof a new Warrant (dated the date hereof) evidencing the number of shares of Common Stock not so purchased.

          (b) As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates representing the shares purchased upon such exercise. The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

         "The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant dated July 9, 2001, issued by Hypertension Diagnostics, Inc., a copy of which is available for inspection at the offices of Hypertension Diagnostics, Inc. Transfer may not be made except in accordance with the terms of the Common Stock Purchase Warrant. In addition, no sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a registration statement under the Securities Act of 1933, as amended, (the "Act"), with respect to such shares is then in effect or an exemption from registration is then in fact applicable to such shares."


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                         THIS WARRANT IS SUBJECT TO THE
              RESTRICTIONS ON TRANSFER SET FORTH ON PAGE 5 HEREOF.

         2. NEGOTIABILITY AND TRANSFER. This Warrant is issued upon the following terms, to which each holder hereof consents and agrees:

                  (a) Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary.

                  (b) Each successive holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

         3. ANTIDILUTION ADJUSTMENTS. If the Company shall at any time hereafter subdivide or combine its outstanding shares of Common Stock, or declare a dividend payable in Common Stock, the exercise price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of this Warrant, immediately preceding such event, shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in Common Stock.

         No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company.

         In case of any capital reorganization or any reclassification of the shares of Common Stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the holder had held the number of shares of Common Stock which were then purchasable upon the exercise of the Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

         When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and

                  (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price; and

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
                         THIS WARRANT IS SUBJECT TO THE
              RESTRICTIONS ON TRANSFER SET FORTH ON PAGE 5 HEREOF.

                  (b) cause a copy of such statement to be mailed to the holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

         4. TRANSFERABILITY; REGISTRATION RIGHTS. Prior to making any disposition of the Warrant or of any Common Stock purchased upon exercise of the Warrant, the holder will give written notice to the Company describing briefly the manner of any such proposed disposition. The holder will not make any such disposition until (i) the Company has notified the holder that, in the opinion of its counsel, registration under the Act is not required with respect to such disposition, or (ii) a registration statement covering the proposed distribution has been filed by the Company and has become effective. The holder then will make any disposition only pursuant to the conditions of such opinion or registration. The Company agrees that, upon receipt of written notice from the holder hereof with respect to such proposed distribution, it will use its best efforts, in consultation with the holder's counsel, to ascertain as promptly as possible whether or not registration is required, and will advise the holder promptly with respect thereto, and the holder will cooperate in providing the Company with information necessary to make such determination.

         If, at any time after the date hereof and prior to the expiration of three (3) years from the date hereof, the Company shall propose to file any registration statement under the Securities Act of 1933, as amended, (the "ACT") covering a public offering of the Company's Common Stock (other than a registration on Form S-4, Form S-8 or any registration form that does not permit secondary sales), it will notify the holder hereof in writing at least twenty
(20) days prior to each such filing and will include in the registration statement (to the extent permitted by applicable regulation) the Common Stock purchased by the holder or purchasable by the holder upon the exercise of the Warrant to the extent requested by the holder hereof. Notwithstanding the foregoing, the number of shares of the holders of the Warrants proposed to be registered thereby shall be reduced pro rata with any other selling shareholder (other than the Company) upon the request of the managing underwriter of such offering. If the registration statement or offering statement filed pursuant to such twenty (20) day notice has not become effective within six months following the date such notice is given to the holder hereof, the Company must again notify such holder in the manner provided above.

         All expenses of any such registrations referred to in this Section 4, except the fees of counsel or other professional advisors to such holders and underwriting commissions or discounts shall be borne by the Company.

         The Company will mail to each record holder, at the last known post office address, written notice of any exercise of the rights granted under this
Section 4, by certified or registered mail, return receipt requested, and each holder shall have ten (10) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such holder wishes to join in such exercise.

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                         THIS WARRANT IS SUBJECT TO THE
              RESTRICTIONS ON TRANSFER SET FORTH ON PAGE 5 HEREOF.

         The Company will furnish the holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof. The Company will maintain the effectiveness of any registration statement or the offering statement filed by the Company, whether or not at the request of the holder hereof, for at least six (6) months following the effective date thereof.

         In the case of the filing of any registration statement, and to the extent permissible under the Act and controlling precedent thereunder, the Company and the holder hereof shall provide cross indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each.

         The holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such registration statement or offering statement, and in the furnishing of information concerning the holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution.

         5. NOTICES. The Company shall mail to the registered holder of the Warrant, at his last known post office address appearing on the books of the Company, not less than ten (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Common Stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Common Stock entitled to notice of and to vote at a meeting of stockholders at which any capital reorganization, reclassification of shares of Common Stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon.

         6. RESERVATION OF COMMON STOCK. A number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

         7. MISCELLANEOUS. Whenever reference is made herein to the issue or sale of shares of Common Stock, the term "COMMON STOCK" shall include any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution.

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                         THIS WARRANT IS SUBJECT TO THE
              RESTRICTIONS ON TRANSFER SET FORTH ON PAGE 5 HEREOF.

         The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "holder of" include the immediate holder of shares purchased on the exercise of this Warrant, and the word "holder" shall include the plural thereof. This Common Stock Purchase Warrant shall be interpreted under the laws of the State of Minnesota.

         All shares of Common Stock or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable.

         Notwithstanding anything contained herein to the contrary, the holder of this Warrant shall not be deemed a stockholder (including, no right to vote on any matters coming before the shareholders) of the Company for any purpose whatsoever until and unless this Warrant is duly exercised.

         IN WITNESS WHEREOF, this Warrant has been duly executed by Hypertension Diagnostics, Inc., this 9th day of July, 2001.


                                            Hypertension Diagnostics, Inc.

                                            By:
                                               ---------------------------------
                                               Greg H. Guettler, President




         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAW. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                       5